UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2008

MUTUAL FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Federal (State or other jurisdiction of Incorporation)	000-51876 (Commission File Number)	33-1135091 (I.R.S. Employer Identification No.)
2212 West Cermak Road Chicago, Illinois (Address of principal executive offices)		60608 (Zip Code)

Registrant’s telephone number, including area code (773) 847-7747

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a)   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2008, the Board of Directors of Mutual Federal Bancorp, Inc. (the “Company”) approved an amendment to the Company’s By-laws to increase the size of the Board from seven to eight directors. A copy of the Certificate of Amendment of the Company’s By-laws is filed as an exhibit to this report and is incorporated herein by reference.

Item 5.02(d)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2008, the Company’s Board of Directors appointed John L. Garlanger as a director to the Board of Directors to fill the vacancy created as a result of the increase in the size of the Board due to the amendment of the Company’s By-laws described above. Mr. Garlanger was appointed as a Class III director with a term expiring at the Company’s 2009 annual shareholder meeting.  Mr. Garlanger was also appointed a director of Mutual Federal Bancorp, MHC, the parent of the Company, and Mutual Federal Savings and Loan Association of Chicago (the “Bank’), the Company’s banking subsidiary.

Mr. Garlanger, age 62, is a certified public accountant, and has served as Executive Vice President, Chief Financial Officer and Treasurer of Mutual Federal Bancorp, MHC and the Bank since May 2005, and of the Company since its formation in 2006.  Prior to joining the Company and the Bank, Mr. Garlanger served as a securities and financial reporting consultant to Chesterfield Financial Corp., the holding company for Chesterfield Federal Savings and Loan based in Chicago, Illinois, from December 2001 until the completion of Chesterfield’s acquisition in December 2004.  From December 1999 until December 2001, he was the Chief Financial Officer of Recruiter Toolbox, Inc., an Internet-based recruitment advertising agency.  From December 1974 until May 1999, Mr. Garlanger was with Calumet Federal Savings and Loan Association of Chicago and its publicly traded holding company, Calumet Bancorp, Inc., most recently as Senior Vice President and Chief Financial Officer.

The Board has not yet determined which committees of the Board, if any, to which Mr. Garlanger will be appointed. There are no arrangements or understandings between Mr. Garlanger and any other persons pursuant to which Mr. Garlanger was selected as a director. There are no related party transactions between the Company and Mr. Garlanger that are subject to disclosure under Item 404(a) of Regulation S-K.

The Company and the Bank previously entered into an employment agreement with Mr. Garlanger in connection with and effective upon the closing of the Company’s minority stock offering in April 2006.  For a description of Mr. Garlanger’s employment agreement, please see the Company’s proxy statement in connection with its 2008 Annual Shareholders Meeting.  A copy of Mr. Garlanger’s employment agreement was filed as an exhibit to the Company’s quarterly report on Form 10-QSB for the quarterly period ended March 31, 2006 filed with the SEC on May 8, 2006.

Item 7.01.	Regulation FD Disclosure.

The Company also announced that on July 15, 2008, its Board of Directors declared a quarterly dividend of $0.06 per share of common stock, payable on August 15, 2008, to shareholders of record on July 31, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of the By-laws of Mutual Federal Bancorp, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUAL FEDERAL BANCORP, INC. By: /s/Stephen M. Oksas Stephen M. Oksas President and Chief Executive Officer

Date:  July 21, 2008

INDEX TO EXHIBITS

Exhibit
3.1	Certificate of Amendment of the By-laws of Mutual Federal Bancorp, Inc.